 Exhibit 99.1

Innodata Reports Record Third Quarter 2026 Results

•	Revenue Up 53% Year-Over-Year, Beats Consensus by 15%
•	Adjusted EBITDA of $17.7 Million, Beats Consensus by 15%

•	Raises Full-Year 2026 Revenue Growth Guidance to ~42% or More, Up From ~40% or More

NEW YORK – November 5, 2026 – INNODATA INC. (Nasdaq: INOD) today reported results for the third quarter ended September 30, 2026.

•	Revenue of $95.6 million, representing 53% year-over-year revenue growth.

•	Adjusted Gross Profit of $38.3 million, representing Adjusted Gross Margin of 40%.*

•	Adjusted EBITDA of $17.7 million, or 18.5% of revenue, an increase of $1.5 million from $16.2 million in the same period last year.*

•	Net income of $10.3 million, or $0.30 per basic share and $0.29 per diluted share for the three-month period ended September 30, 2026, compared to net income of $8.3 million, or $0.26 per basic share and $0.24 per diluted share, in the same period last year.

•	Cash and cash equivalents of $164.0 million as of September 30, 2026, an increase of $81.7 million from $82.2 million as of December 31, 2025. Cash as of September 30, 2026 includes customer prepayments related to pass-through costs; net of these prepayments, cash was approximately $153.7 million as of September 30, 2026.

* Adjusted Gross Profit, Adjusted Gross Margin, and Adjusted EBITDA are non-GAAP financial measures and are defined below.

Rahul Singhal, CEO, said, “Q3 was another record revenue quarter for Innodata. Revenue of $95.6 million grew 53% year-over-year and exceeded analyst consensus by approximately $12.3 million, or 15%, marking our 13th consecutive quarter of year-over-year growth. Adjusted EBITDA of $17.7 million exceeded consensus by approximately 15%, net income of $10.3 million grew 24% year-over-year, and fully diluted earnings per share of $0.29 beat consensus by approximately 70%. This is my first earnings report as CEO, and I am pleased to be starting with results like these.

“The story of the quarter is the breadth of what we are winning. A customer that represented less than 5% of our revenue a year ago became our largest customer in Q3, giving us two customers of comparable scale and meaningfully advancing our diversification. We have already signed an additional program with this customer in Q4 valued at approximately $18 million. Separately, we won five new programs with a large hyperscaler from which we generated approximately $3.1 million of revenue in the trailing 12 months; based on those wins, we are now forecasting more than $20 million of revenue from this customer in 2027. We also added five new logos in Q3, including model builders and an enterprise data platform.

“We believe we are on the cusp of a profound market opportunity in physical AI. We understand that capital is flowing into robotics and embodied intelligence faster than into any category since the LLM boom began, and robot foundation models improve with data the same way LLMs do. We launched our motion capture lab in September for humanoid robot and world model training, and we are in pilots with leading frontier and robotics labs. We anticipate just one of these pilots, if successful, will yield approximately $7 million in revenue in 2027.

“We also continue to gain traction beyond the frontier labs. In enterprise AI, we added new relationships with a global technology hardware company and a major financial services firm. In Federal, we have a verbal win for a contract valued at $5 million per year for five years, which we expect to sign by the end of the fourth quarter; it would be the third program our Federal practice has won through our prime partners in its first year.

“With this momentum, we are raising our full-year 2026 revenue growth guidance to 42% or more year-over-year, up from 40% or more, even after absorbing the wind-down of a program at one of our large customers that we expect to be replaced by new programs in Q1. We believe we are positioned at the center of the most important transition in AI – the move to agents, reinforcement learning and embodied intelligence – and of the trust and safety work that we believe will be required to make the transition succeed. These are, at their core, data challenges, and they are squarely in our wheelhouse. I believe 2026 will finish as a strong year for Innodata, and that 2027 will prove even more exciting. It is a privilege to be leading this company at this moment.”

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 5:00 PM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

(+1) 833 296 5777	North America- Toll Free
(+44) 808 196 8935	United Kingdom
(+1) 206 407 3228	International
Participant Access Code	730 768 717

For Replay:

(+1) 833 309 1852	North America-Toll Free
(+44) 800 007 4044	United Kingdom
(+1) 929 828 5978	International
Access Code	730 768 717

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of Innodata’s website at https://investor.innodata.com/events-and-presentations/. Please note that the Webcast feature will be in listen-only mode.

Call-in replay will be available for seven days following the conference call, and Webcast replay will be available for 30 days following the conference call, at the Investor Relations section of Innodata’s website at https://investor.innodata.com/events-and-presentations/.

About Innodata

Innodata (Nasdaq: INOD) is a global data engineering company. We believe that data and Artificial Intelligence (AI) are inextricably linked. Our mission is to enable the responsible advancement of artificial intelligence by providing the data, evaluation frameworks, and human expertise required to build AI systems that can be trusted at scale. We provide a range of transferable solutions, platforms, and services for Generative AI / AI builders and adopters. In every relationship, we honor our 36+ year legacy delivering the highest quality data and outstanding outcomes for our customers.

Visit www.innodata.com to learn more.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements include, without limitation, statements concerning our operations, economic performance, financial condition, developmental program expansion and position in the AI services market. Words such as “project,” “forecast,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “guide,” “predict,” “likely,” “estimate,” “plan,” “potential,” “possible,” “promises,” or the negatives thereof, and other similar expressions generally identify forward-looking statements.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including, without limitation, impacts resulting from ongoing geopolitical conflicts; anticipated and actual use cases and outcomes; investments in large language models; that contracts may be terminated by customers; projected or committed volumes of work may not materialize; pipeline opportunities and customer discussions which may not materialize into work or expected volumes of work; the likelihood of continued development of the AI markets, particularly new and emerging markets, that our services support; the ability and willingness of our customers and prospective customers to execute business plans that give rise to requirements for our services; continuing reliance on project-based work and the primarily at-will nature of such contracts and the ability of these customers to reduce, delay or cancel projects; potential inability to replace projects that are completed, canceled or reduced; revenue concentration among a limited number of customers; our dependency on third-party providers and partners; our ability to achieve revenue and growth targets; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; a continued downturn in or depressed market conditions; changes in external market factors; the potential effects of U.S. global trade and monetary policy, including the interest rate policies of the Federal Reserve; changes in our business or growth strategy; the emergence of new, or growth in existing competitors; various other competitive and technological factors; our use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (“SEC”).

Our actual results could differ materially from the results referred to in any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other parts of our Annual Report on Form 10-K, filed with the SEC on February 26, 2026, and in our other filings that we may make with the SEC. In light of these risks and uncertainties, there can be no assurance that the results referred to in any forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof.

We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the U.S. federal securities laws.

Company Contact

Aneesh Pendharkar

investor@innodata.com

(201) 371-8000

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP (“GAAP”), we provide certain non-GAAP financial information. We believe that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results. In some respects, management believes non-GAAP financial measures are more indicative of our ongoing core operating performance than their GAAP equivalents by making adjustments that management believes are reflective of the ongoing performance of the business.

We believe that the presentation of this non-GAAP financial information provides investors a more complete understanding of our financial performance, competitive position, and prospects for the future, particularly by providing the same information that management and our Board of Directors use to evaluate our performance and manage the business. However, the non-GAAP financial measures presented in this press release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures that we present may differ from similar non-GAAP financial measures used by other companies.

Adjusted Gross Profit and Adjusted Gross Margin

We define Adjusted Gross Profit as revenues less direct operating costs attributable to Innodata Inc. and its subsidiaries in accordance with GAAP, plus depreciation and amortization of intangible assets, stock-based compensation and other one-time costs included within direct operating cost.

We define Adjusted Gross Margin by dividing Adjusted Gross Profit over total GAAP revenues.

We use Adjusted Gross Profit and Adjusted Gross Margin to evaluate results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP measure is included in the tables that accompany this release.

Adjusted EBITDA

We define Adjusted EBITDA as net income attributable to Innodata Inc. and its subsidiaries in accordance with GAAP before interest expense, income taxes, depreciation and amortization of intangible assets (which derives EBITDA), plus additional adjustments for loss on impairment of intangible assets and goodwill, stock-based compensation, income attributable to non-controlling interests and other one-time costs.

We use Adjusted EBITDA to evaluate core results of operations and trends between fiscal periods and believe that this measure is an important component of our internal performance measurement process.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in the tables that accompany this release.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues	$95,618	$62,550	$277,856	$179,287

Operating costs and expenses:

Direct operating costs	60,081	37,046	160,067	107,508
Selling and administrative expenses	26,882	13,745	76,374	42,837
Interest income, net	(1,334)	(420)	(3,471)	(1,124)
	85,629	50,371	232,970	149,221
Income before provision for income taxes	9,989	12,179	44,886	30,066
Provision for income taxes	(340)	3,837	5,247	6,718
Consolidated net income	10,329	8,342	39,639	23,348
Income attributable to non-controlling interests	-	-	-	-
Net income attributable to Innodata Inc. and Subsidiaries	$10,329	$8,342	$39,639	$23,348

Income per share attributable to Innodata Inc. and Subsidiaries:
Basic	$0.30	$0.26	$1.18	$0.74
Diluted	$0.29	$0.24	$1.13	$0.67
Weighted average shares outstanding:
Basic	34,389	31,848	33,497	31,690
Diluted	35,622	35,266	35,119	34,996

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$163,967	$82,230
Accounts receivable, net	44,399	46,510
Prepaid expenses and other current assets	24,730	6,654
Total current assets	233,096	135,394
Property and equipment, net	8,367	7,966
Right-of-use asset, net	3,281	4,094
Other assets	3,002	1,648
Deferred income taxes, net	5,404	3,429
Intangibles, net	14,356	13,983
Goodwill	2,043	2,079
Total assets	$269,549	$168,593

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,156	$9,615
Advances from customers	8,607	1,812
Accrued expenses and other liabilities	32,999	7,800
Accrued salaries, wages and related benefits	17,567	16,480
Deferred revenue	7,887	7,493
Income and other taxes	5,045	4,471
Long-term obligations - current portion	2,370	1,659
Operating lease liability - current portion	1,333	1,202
Total current liabilities	81,964	50,532
Deferred income taxes, net	50	146
Long-term obligations, net of current portion	8,890	7,625
Operating lease liability, net of current portion	2,195	3,228
Total liabilities	93,099	61,531
STOCKHOLDERS' EQUITY	176,450	107,062
Total liabilities and stockholders’ equity	$269,549	$168,593

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2026	2025
Cash flows from operating activities:
Consolidated net income	$39,639	$23,348
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Stock-based compensation	19,918	8,309
Depreciation and amortization	6,730	4,913
Deferred income taxes, net	(2,029)	3,201
Pension cost	1,181	984
Changes in operating assets and liabilities:
Accounts receivable	1,945	(11,167)
Prepaid expenses and other current assets	(17,284)	(299)
Other assets	421	(248)
Accounts payable, accrued expenses and other	28,546	5,963
Accrued salaries, wages and related benefits	1,103	1,397
Income and other taxes	603	(2,530)
Pension benefit payments	(289)	(139)
Net cash provided by operating activities	80,484	33,732

Cash flows from investing activities:
Capital expenditures	(7,714)	(8,286)
Net cash used in investing activities	(7,714)	(8,286)

Cash flows from financing activities:
Proceeds from exercise of stock options	10,952	1,548
Withholding taxes on net settlement of restricted stock units	(319)	(37)
Payment of long-term obligations	(849)	(230)
Net cash provided by financing activities	9,784	1,281

Effect of exchange rate changes on cash and cash equivalents	(817)	235

Net increase in cash and cash equivalents	81,737	26,962

Cash and cash equivalents, beginning of period	82,230	46,897

Cash and cash equivalents, end of period	$163,967	$73,859

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

Adjusted Gross Profit and Adjusted Gross Margin

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Gross Profit attributable to Innodata Inc. and Subsidiaries	$35,537	$25,504	$117,789	$71,779
Depreciation and amortization	2,199	1,729	6,559	4,855
Stock-based compensation	597	444	1,943	1,312
Adjusted Gross Profit	$38,333	$27,677	$126,291	$77,946

Gross Margin	37%	41%	42%	40%
Adjusted Gross Margin	40%	44%	45%	43%

Adjusted EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net income attributable to Innodata Inc. and Subsidiaries	$10,329	$8,342	$39,639	$23,348
Provision for income taxes	(340)	3,837	5,247	6,718
Interest income, net	(1,334)	(420)	(3,471)	(1,124)
Depreciation and amortization	2,256	1,748	6,730	4,913
Stock-based compensation	6,814	2,707	19,918	8,309
Adjusted EBITDA	$17,725	$16,214	$68,063	$42,164